UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 2, 2007

Golden Eagle International, Inc.
(Name of small business issuer as specified in its charter)

Colorado	0-23726	84-1116515
State of Incorporation	Commission File Number	IRS Employer Identification No.

9661 South 700 East, Salt Lake City, Utah 84070
Address of principal executive offices

801-619-9320
Telephone number, including
Area code

Not applicable
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On June 2, 2007, we entered into a Modification of a Consulting, Confidentiality and Non-Disclosure Agreement with Livstar Management Services Inc. (“Livstar”), a company incorporated in the British Virgin Islands. We originally entered into this agreement on April 18, 2007. That agreement resulted in our introduction to Platinum Diversified Mining Inc. (“PDM”), which resulted in the execution of the Non-Binding Term Sheet described below in Section 8, Item 8.01. Our agreement with Livstar provides that we pay a consulting services fee to Livstar for introducing us to potential asset purchasers or joint venture partners, and for consulting with us on our business activities, of nine percent (9%) of any amounts in cash or stock received by us as consideration for any sale, joint venture, or other business arrangement, regarding any of our assets. Our agreement with Livstar specifically prohibits Livstar from acting as our agent, broker, dealer or representative regarding the sale or placement of our securities. Livstar agrees that it will use any cash proceeds paid to it by us to purchase our restricted common stock for investment purposes only, and not for redistribution, based on a value of seventy-five percent (75%) of the average closing price of our shares for the five trading days prior to our announcement of any prospective transaction for the sale or joint venture regarding any of our assets. Livstar further agrees that it will only be entitled to payment of a consulting services fee under the previously-stated formula on those actual amounts received by us at closing on the sale or joint venture regarding any of our assets. Any payments or other consideration received by us in the form of installments or production payments will entitle Livstar to receive the payment of its consulting services fee at the time of that payment. Livstar would then also have the right to purchase our restricted common stock based on a value of fifty percent (50%) of the closing price of our shares on the day of our receipt of any future installment or production payment. If our common stock is not available for Livstar to purchase, then Livstar agrees to enter into a 6-month promissory note on the date that it is entitled to any payment, which note would be convertible into our common stock once available, or would be payable in cash at the expiration of the 6-month term of the convertible promissory note.

The Consulting, Confidentiality and Non-Disclosure Agreement between Livstar Management Services Inc. and Golden Eagle International, Inc. originally dated April 18, 2007, and modified on June 2, 2007, is attached to this Form 8-K as Exhibit 10.4.2.

Section 8 – Other Events

Item 8.01 Other Events

On June 2, 2007, Golden Eagle International, Inc. (hereafter referred to as “us” or “we”) signed a non-binding Term Sheet with Platinum Diversified Mining Inc. (“PDM”) for: (a) the sale of our Buen Futuro gold and copper project in eastern Bolivia consisting of 2,500 acres located 186 miles north of Santa Cruz, Bolivia, and 11.2 miles east of the township of Ascension de Guarayos; (b) a joint venture on our Precambrian Properties consisting of 134,000 acres located approximately in the same locale as, and surrounding, the Buen Futuro project; and (c) an option for the sale of our Gold Bar Mill located 25 miles southwest of Eureka, Nevada. Subject to the completion of various terms and meeting certain conditions set forth below, we will be entitled to receive $13.5 million in cash and PDM securities as an initial payment and Gold Bar option fee, and subsequently $31 million in cash and PDM securities as a production payment, as well as warrants for us to purchase an additional $24 million worth of PDM stock, and other forms of compensation. In addition, we will have a 40% participation in a joint venture on our Precambrian Properties, to which PDM will contribute the first $5 million for exploration and development. Completion of the transaction is subject to the negotiation and execution of definitive agreements, satisfaction of the conditions set out in the non-binding Term Sheet, as well as other requirements discussed below.

PDM is a special purpose acquisition company (“SPAC”) formed in the Cayman Islands and listed on the London Stock Exchange Alternative Investment Market (“London AIM”). PDM raised $80 million in 2006 and began the process of seeking to acquire a suitable mining project. PDM requested the suspension of trading in its shares and warrants on the London AIM on March 14, 2007 because it had not acquired a suitable project within the one-year timeframe set by the AIM for a SPAC. However, PDM was granted a 6-month extension by the AIM until September 14, 2007 to acquire a project for approval by its shareholders. If and when the project is approved, PDM will apply for the re-admission of trading of its shares and warrants again on the London AIM.

The non-binding Term Sheet between the two companies sets out the following terms and conditions that will be further refined in definitive agreements to be negotiated between the parties by August 7, 2007:

•	At closing, PDM will make a $5 million cash payment to us;
•	At closing, PDM will issue to us 1 million shares of its ordinary stock, valued at $8 per share, with a total value of $8 million;
•	At closing, PDM will issue to us 1 million warrants to purchase 1 million of its ordinary shares at $8 per share with a three-year exercise period;
•
PDM will pay us up to $15 million in cash from 40% of its net production of minerals from the Buen Futuro A Zone Project (consisting of 2,500 acres) (the “Net Cash Production Royalty”), if and when PDM puts that project into production;

•
PDM will pay to us 2 million additional ordinary PDM shares, valued at $8 per share, with a total value of $16 million (the “Net Stock Production Royalty”) from 40% of its net production of minerals from the Buen Futuro A Zone Project, if and when PDM puts that project into production;

•
PDM will also issue to us one warrant to purchase its ordinary shares at $8.50 per share, with a three-year exercise period, for each share of its stock that it pays to us out of the Net Stock Production Royalty;

•
The Net Cash Production Royalty and Net Stock Production Royalty payable from 40% of the net production from the Buen Futuro A Zone Project will be paid on a 50/50 basis until each royalty amount has been met.

•
PDM and we will enter into a joint venture agreement in which PDM will be a 60% partner and we will be a 40% partner, for the exploration and mining of the Precambrian Properties (consisting of 134,000 acres) (the “Joint Venture”);

•	PDM will contribute the first $5 million in cash toward the operating expenses of the Joint Venture and we will have a free-carried interest as to our 40% contribution toward that initial $5 million;
•	PDM’s board of directors will nominate, and recommend to its shareholders, one person chosen by us to serve on PDM’s Board of Directors;
•	At closing, PDM will enter into a two-year option to purchase our 3,500-ton-per-day CIP Gold Bar Mill located southwest of Eureka, Nevada, under the following terms:
➢	PDM will pay us $500,000 at closing as a non-refundable option fee;
➢
PDM will have a first right of refusal to match by 102% any unsolicited offer for the purchase of the Gold Bar Mill that we receive during the option period that exceeds our demonstrated book value, estimated today at $3.94 million, with the application of the option fee to the purchase price;

➢
At the end of the two-year option period, if no suitable unsolicited offer has been received by us, then PDM will have the right to purchase the Gold Bar Mill for our demonstrated book value, again with the application of the option fee to the purchase price;

•
We will retain 100 percent of the rights to explore, and receive production from, our C Zone gold placer project, our explored B Zone placer gold project, as well as all gold placer deposits, located on the Precambrian Properties, and any pilot or production plants used on those deposits;

•	Our Cangalli and Tipuani Valley Properties in western Bolivia were specifically excluded, and therefore unaffected, by the Term Sheet signed with PDM.

Completion of the transaction is subject to the following conditions, among others:

•	PDM and we must each be satisfied with our due diligence over the course of the next 60 days and negotiate definitive agreements by August 7, 2007;
•	The shareholders of the two companies must approve the definitive agreements prior to September 14, 2007;
•	PDM and we must execute and close on the definitive agreements by September 14, 2007;
•	The London AIM approves PDM’s application for re-listing; and
•	Production and exploration pursuant to the Term Sheet move forward as contemplated in the Term Sheet and the discussions between the two companies.

We are obligated by a separate agreement (discussed above in Section 1, Item 1.01) with Livstar Management Services Inc. (“Livstar”), a company incorporated in the British Virgin Islands, to pay a consulting services fee of nine percent (9%) to Livstar for any cash or stock received by us from PDM for the sale of our assets, or for any joint venture regarding any of our assets, but only upon actual receipt by us of such compensation. Our agreement with Livstar prohibits it from acting as an agent, broker, dealer or representative regarding the sale or placement of our securities, and restricts it to only acting with respect to our assets.

The non-binding Term Sheet between Platinum Diversified Mining Inc. and Golden Eagle International, Inc. dated June 2, 2007, as well as the press release dated June 4, 2007, entitled:
“Golden Eagle Signs Term Sheet for Multi-Million Dollar Sale of Buen Futuro Project, Joint Venture on Precambrian Properties and Sale of Gold Bar Mill,” are attached to this Form 8-K as Exhibits 10.4.1 and 99 respectively.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

10.4.1	Non-binding Term Sheet between Platinum Diversified Mining Inc. and Golden Eagle International, Inc. dated June 2, 2007.

10.4.2	Consulting, Confidentiality and Non-Disclosure Agreement between Livstar Management Services Inc. and Golden Eagle International, Inc. dated April 18, 2007.

99.	Press Release dated June 4, 2007: “Golden Eagle Signs Term Sheet for Multi-Million Dollar Sale of Buen Futuro Project, Joint Venture on Precambrian Properties and Sale of Gold Bar Mill.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 4th day of June, 2007.

Golden Eagle International, Inc.

By:	/s/ Terry C. Turner

Terry C. Turner, President and Chief Executive Officer